  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2000
                                                          REGISTRATION NO. 333-
===============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                    -------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933
                                    -------------

                            CADENCE DESIGN SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)



                    DELAWARE                             77-0148231
       (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
        Incorporation or Organization)



                           2655 SEELY AVENUE, BUILDING 5
                            SAN JOSE, CALIFORNIA  95134
                (Address of Principal Executive Offices) (Zip Code)
                               ------------------------

                            CADENCE DESIGN SYSTEMS, INC.
                      2000 NONSTATUTORY EQUITY INCENTIVE PLAN
                             (Full titles of the Plans)
                               ----------------------

                                R.L. SMITH MCKEITHEN
                SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            CADENCE DESIGN SYSTEMS, INC.
             2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                      (Name and Address of Agent for Service)
                                   (408) 943-1234
           (Telephone number, including area code, of agent for service)
                               -----------------------
                                     COPIES TO:
                              GREGORY J. CONKLIN, ESQ.
                            GIBSON, DUNN & CRUTCHER LLP
                         ONE MONTGOMERY STREET, 26TH FLOOR
                          SAN FRANCISCO, CALIFORNIA 94104
                                   (415) 393-8200

                          CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of Securities                                       Proposed Maximum            Proposed Maximum             Amount of
    to be Registered     Amount to be Registered (1)  Offering Price per Share(2)  Aggregate Offering Price(2)  Registration Fee(2)
    ----------------     -----------------------      ------------------------     ------------------------     ----------------
 Common Stock, par       10,000,000 shares                 $19.438 - $21.969             $218,339,921.48             $57,641.74
 value $0.01 per share
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under 2000 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(2) Calculated solely for purposes of calculating the amount of the registration fee under Rules 457(h) and 457(c) The price per share and aggregate offering price are based upon (i) $19.438 - $21.656, the exercise prices of 1,020,467 outstanding options to purchase Common Stock pursuant to Registrant's 2000 Nonstatutory Equity Incentive Plan and (ii) $21.969, the average of the high and low sales price of Registrant's Common Stock on March 21, 2000 as reported on the New York Stock Exchange.

===============================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, including all material incorporated by reference therein;

              (b) The Registrant's Current Report on Form 8-K filed with the Commission on March 15, 2000;

              (c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990;

              (d) The description of the Registrant's Preferred Share Purchase Rights set forth in Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996.

       All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

       Article VII of the Registrant's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding;
(c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws; (d) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.

       The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections.
The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


Exhibit Number      Exhibit
--------------      -------
4.1(a)         The description of the Registrant's Common Stock.  Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990 incorporated by reference pursuant to Item 3(g);

4.1(b)         The description of the Registrant's Preferred Share Purchase
               Rights. Reference is made to Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996 incorporated by reference pursuant to Item
               3(h).

4.2            Specimen Certificate of the Registrant's Common Stock
               (incorporated by reference to Exhibit 4.01 of the Registrant's
               Registration Statement on Form S-4 (33-43400)).


                                       II-2

4.3            Amended and Restated Rights Agreement, dated as of February 1,
               2000, between the Registrant and ChaseMellon Shareholder Services
               LLC which includes as exhibits thereto the Certificate of Designation for the Series A Junior Participating Preferred
               Stock, the form of Rights Certificate, and the Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 4.02 to the Registrant's Annual Report on Form 10-K filed on March 27, 2000).

5.1            Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2           Consent of Gibson, Dunn & Crutcher LLP (contained in
               Exhibit 5.1).

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1           2000 Nonstatutory Equity Incentive Plan.

Item 9.  UNDERTAKING

       A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Assumed Option Plans.

       B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 24th day of March, 2000.

                                   CADENCE DESIGN SYSTEMS, INC.

                                   By:   /s/ H. Raymond Bingham
                                         ----------------------
                                             H. Raymond Bingham
                                   President, Chief Executive Officer and
                                   Director

                                 POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Raymond Bingham and R.L. Smith McKeithen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                   TITLE                                DATE
 /s/ H. Raymond Bingham                     President, Chief Executive      March 24, 2000
----------------------------                Officer and Director
 H. Raymond Bingham                         (Principal Executive
                                            Officer)

 /s/ William Porter
-----------------------------               Senior Vice President,          March 24 , 2000
William Porter                              Chief Financial Officer
                                            (Principal Financial
                                            Officer and Principal
                                            Accounting Officer)

                                            Director                        March ___, 2000
----------------------------
 Carol A. Bartz

 /s/Dr. Leonard Y.W. Liu                    Director                        March 24, 2000
----------------------------
 Dr. Leonard Y.W. Liu

/s/  Donald L. Lucas                        Director                        March 24, 2000
----------------------------
 Donald L. Lucas

 /s/ Dr. Alberto Sangiovanni-               Director                        March 24, 2000
----------------------------
 Vincentelli
------------------------------------
 Dr. Alberto Sangiovanni-Vincentelli



                                       II-4

 /s/ George M. Scalise                      Director                        March 21, 2000
----------------------------
 George M. Scalise

 /s/ Dr. John B. Shoven                     Director                        March 27, 2000
----------------------------
 Dr. John B. Shoven

 /s/ Roger S. Siboni                        Director                        March 22, 2000
----------------------------
 Roger S. Siboni

                                   EXHIBIT INDEX
                                   -------------

Exhibit Number        Exhibit
--------------        -------
4.1(a)                The description of the Registrant's Common Stock.  Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990 incorporated by reference pursuant to Item 3(g).

  (b)                 The description of the Registrant's Preferred Share Purchase
                      Rights.  Reference is made to Exhibit 1A, 1B and 1C to the
                      Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996 incorporated by reference pursuant to Item
                      3(h).

4.2                   Specimen Certificate of the Registrant's Common Stock
                      (incorporated by reference to Exhibit 4.01 of the Registrant's
                      Registration Statement on Form S-4 (33-43400)).

4.3                   Amended and Restated Rights Agreement, dated as of February 1,
                      2000, between the Registrant and ChaseMellon Shareholder Services
                      LLC which includes as exhibits thereto the Certificate of
                      Designation for the Series A Junior Participating Preferred Stock,
                      the form of Rights Certificate, and the Summary of Rights to
                      Purchase Preferred Shares (incorporated by reference to Exhibit
                      4.02 to the Registrant's Annual Report on Form 10-K filed on March
                      27, 2000).

5.1                   Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1                  Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2                  Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1                  2000 Nonstatutory Equity Incentive Plan.